The Alkaline Water Company Announces Private Placement of $500,000

Scottsdale, AZ – November 5, 2013 – The Alkaline Water Company Inc. (OTCQB/OTCBB: WTER), developers of an innovative, state of the art, proprietary electrolysis beverage process, packaged and sold in 3 liter and 1 gallon sizes under the trade name Alkaline88, announced today that it has entered into definitive agreements with certain institutional investors, pursuant to which the Company has agreed to sell shares of its 10% Series B Convertible Preferred Stock for an aggregate purchase price of approximately $500,000 (which are convertible into a total of 1,162,791 shares of the Company’s common stock).  The preferred stock is convertible at any time into shares of the Company’s common stock at a conversion price of $0.43 per share, subject to adjustment as provided in the certificate of designation.   Additionally the investors shall also receive Series A, Series B and Series C common stock purchase warrants.  The Series A warrants will be exercisable into 1,162,791 shares of the Company’s common stock with an exercise price of $0.55 per share and a term of five years.  The Series B warrants will be exercisable into 1,162,791 shares of the Company’s common stock with an exercise price of $0.43 and have a term of exercise of 54 weeks.  The Series C warrants will be exercisable into 1,162,179 shares of the Company’s common stock with an exercise price of $0.55 and have a term of exercise of five years; provided that such Series C warrants only become exercisable ratably upon exercise of the Series B Warrants.  The transaction is expected to close on or about November 6, 2012, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co., LLC has acted as the exclusive placement agent on this transaction.

The Company has agreed to file a registration statement with the Securities and Exchange Commission (SEC) within thirty days from the closing date registering the resale of the shares of common stock issuable upon the exercise of the warrants and conversion of the preferred stock.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors.

This release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Further details of the private placement will be described in a Current Report on Form 8-K to be filed with the SEC by the Company and the transaction documents will be attached to the Form 8-K.

Additional details of the Company’s business, finances, appointments and agreements can be found as part of the Company’s continuous public disclosure as a reporting issuer with the Securities and Exchange Commission (“SEC”) available at www.sec.gov. For more information, visit our website at www.thealkalinewaterco.com.

The Alkaline Water Company Inc. (OTCBB: WTER)
The Alkaline Water Company Inc. has developed an innovative, state of the art, proprietary electrolysis process that produces healthy alkaline water for a balanced lifestyle. The company is focused on the business of distributing and marketing the retail sale of its cost-effectively bulk-packaged Alkaline88 water beverage products. Visit us at: www.thealkalinewaterco.com.

About Alkaline Water Products
Alkaline88’s premier alkaline water is a pH balanced bottled alkaline drinking water enhanced with trace minerals and electrolytes. The product offers consumers the unique opportunity to purchase alkaline water in conveniently packaged three liter and one gallon sizes. The Alkaline Water Company Inc. is currently in the midst of a national mass markets expansion program and is already available for consumer sales at a growing number of major retail locations across many parts of the United States. Learn more about the science behind alkaline water by visiting www.thealkalinewaterco.com.

The Alkaline Water Company Inc. initially launched its bulk alkaline water products under the trade name Alkaline84. The trade name was later changed to Alkaline88 to better align with the pH level where chemists have identified benefits. Though the trade name is not prominent on the product label, it references the pH level of 8.8.

Notice Regarding Forward-Looking Statements
This news release contains “forward-looking statements.” Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the statement regarding the expected closing date of the Offering. Such factors include, among others, the inherent uncertainties associated with developing new products and operating as a development stage company, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

Contact:
Investor Relations
Phone: +1.480.656-2429
Email: investors@thealkalinewaterco.com
Website: www.thealkalinewaterco.com
Twitter: @alkaline88